                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                              IMC MORTGAGE COMPANY


                                       AND


                            EQUITY MORTGAGE CO., INC.







                           DATED AS OF JANUARY 1, 1997






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                                TABLE OF CONTENTS

                                                                            Page

                                  INTRODUCTION


                                    ARTICLE 1

                               CERTAIN DEFINITIONS


                                    ARTICLE 2

                           PURCHASE AND SALE OF ASSETS


                                    ARTICLE 3

                            PURCHASE PRICE - PAYMENT


                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER


                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER


                                    ARTICLE 6

                                    COVENANTS


                                    ARTICLE 7

                           FURTHER COVENANTS OF SELLER


                                    ARTICLE 8

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS




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                                    ARTICLE 9

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS


                                   ARTICLE 10

                                     CLOSING


                                   ARTICLE 11

                                   TERMINATION


                                   ARTICLE 12

                          SELLER'S AND BUYER'S LICENSES


                                   ARTICLE 13

                                 INDEMNIFICATION


                                   ARTICLE 14

                             POST-CLOSING COVENANTS


                                   ARTICLE 15

                                   AMENDMENTS


                                   ARTICLE 16

                                  MISCELLANEOUS





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                            ASSET PURCHASE AGREEMENT



        ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of January 1, 1997, is made by and between IMC MORTGAGE COMPANY, a Florida corporation ("Buyer"), and EQUITY MORTGAGE CO., INC. ("Seller").


                                  INTRODUCTION



A. Seller is engaged in the mortgage banking and brokerage business (the "Business").
        B. Buyer desires to purchase all of the Business and substantially all of the operating assets of Seller (the "Acquisition").

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, and intending to be legally bound, the parties hereto do hereby agree as follows:


                                    ARTICLE 1

                               CERTAIN DEFINITIONS

        For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and (ii) all accounting terms not otherwise defined herein have the meanings assigned under GAAP.

        Acquisition -- As defined in the Introduction.

        Affiliate -- With respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, "control" (including with correlative meaning, the terms "controlled by" and "under common control with,") as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

        Affiliated  Group -- Any  affiliated  group  within the  meaning of Code
Section 1504 or any similar group defined under a similar provision of state, local or foreign law, including any consolidated, unitary or combined group of companies.




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        Agency -- FHA, VA, GNMA, FNMA, FHLMC or a State Agency, as applicable.

        Agreement -- As defined in the Introduction.

        Annual Financial Statements -- As defined in Section 4.7.

        Balance Sheet -- The statement of financial condition forming a part of the Interim Financial Statements.

        Business -- As defined in the Introduction, and includes Seller's Conforming Business and Non-Conforming Business.

        Business Pipeline -- All Conforming Mortgage Loans and Non-Conforming Mortgage Loans of Seller in the process of being processed and/or closed by Seller (i.e. for which credit approval has already been obtained) which have arisen in the ordinary course of Seller's business, consistent with Seller's past practices, as shown on Seller's regularly prepared reports.

        Buyer -- As defined in the Introduction.

        Closing -- The closing with respect to the Acquisition as defined in the preamble to Article 10.

        Closing Balance Sheet -- The balance sheet of Seller as of December 31, 1996.

        Closing Date -- The date and time of Closing as defined in the preamble to Article 10.

        Closing Net Worth -- As defined in Section 3.1.

        Closing Date Adjustment -- The amount of the profits or loss of Seller (other than profits or losses from Excluded Assets) from the Effective Time through the Closing Date which have not been previously adjusted by the parties.

        Code -- The Internal Revenue Code of 1986, as amended.

        Conforming Business -- The Conforming Mortgage Loan origination and brokerage business conducted by Seller.

        Conforming Mortgage Loan -- A Mortgage Loan which is an FHA Loan, a VA Loan or a loan eligible to be sold to FNMA or FHLMC.

        Conventional Loan -- Any Mortgage Loan which (a) is a first lien on a "single family" residence, (b) is neither insured by FHA nor guaranteed by VA,
(c) has a loan-to-value ratio of 95%

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or less at the time of origination, (d) matures in 30 years or less, (e) bears a market yield at the time of origination, and (f) satisfies all requirements for sale to FNMA and FHLMC.

        Effective Time or Effective Date -- January 1, 1997 at 12:01 a.m.

        Employment Agreement -- As defined in Section 9.4.

        Encumbrance -- Any lien, pledge, security interest, claim, charge, easement, restriction or encumbrance of any kind or nature whatsoever.

        ERISA -- As defined in Section 4.13(b).

        Environmental Claim -- Civil, criminal, administrative action, claim or other proceeding relating to Environmental Laws.

        Environmental Laws -- As defined in Section 4.15.

        Excluded Assets -- As defined in Section 2.2.

        FHA -- Federal Housing Administration.

        FHA Loans -- Mortgage Loans which are insured by FHA.

        FHLMC -- Federal Home Loan Mortgage Corporation.

        Financial Statements -- As defined in Section 4.7.

        FNMA -- Federal National Mortgage Association.

        GAAP - - Generally accepted accounting principles and practices as used in the United States of America.

        GNMA -- Government National Mortgage Association.

        GNMA Securities -- GNMA mortgage-backed certificates.

        HUD -- United States Department of Housing and Urban Development.

        Independent Accounting Firm -- Any "Big Six" accounting firm or its successor.

        Inquiry -- As defined in Section 4.29.


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        Interim Financial Statements -- As defined in Section 4.7.

        Investor -- Any Person who owns or holds Mortgage Loans, or servicing rights to Mortgage Loans, pursuant to Mortgage Servicing Agreements or who has agreed to purchase Mortgage Loans pursuant to an Investor Commitment.

        Investor Commitment -- The commitment of a Person to purchase a Mortgage Loan.

        Investor Programs -- Mortgage participation, whole-loan sales, pooling and servicing programs.

        IRS -- Internal Revenue Service.

        Lease Agreements -- As defined in Section 6.5.

        Liability -- As defined in Section 2.3(a).

        Licenses -- As defined in Section 4.18.

        Loan Property -- Any property in which Seller holds a mortgage lien or security interest.

        Loss -- Any claim, liability, loss, cost, environmental clean up cost or reimbursement, damage, penalty, fine, obligation, deficiency or expense of any kind whatsoever (including, without limitation, reasonable attorneys', accountants', consultants' or experts' fees, and disbursements including but not limited to court costs and reasonable costs of investigation incurred in defending against or settling any such claim, liability, loss, cost, damage or expense, or any reasonable amounts paid in connection with the investigation, defense or settlement thereof, whether or not arising out of third party claims and including costs and expenses incurred on appeal or in connection with any bankruptcy or insolvency proceeding).

        Material Adverse Effect -- Adverse effect which is material in nature on the business, condition (financial or otherwise), results of operations, properties, assets or prospects of a Person.

        Mortgage Loan -- Any closed mortgage loan (including Warehouse Loans) whether or not such mortgage is included in a securitized portfolio, as evidenced by notes or other evidences of indebtedness duly secured by mortgages or deeds of trust.

        Non-Conforming Business -- The Non-Conforming Mortgage Loan origination and brokerage business conducted by Seller.

        Non-Conforming Mortgage Loan -- A Mortgage Loan which does not satisfy the requirements for being an FHA Loan, VA Loan or Conventional Loan.

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        Operating Property -- As defined in Section 4.15.

        Person -- Any individual, corporation, company, partnership (limited or general), joint venture, association, limited liability company, trust or other entity, including governmental and quasi-governmental bodies.

        Plans -- As defined in Section 4.13(a).

        Pooling -- Aggregation of two or more Mortgage Loans that have been pledged or granted to secure mortgage-backed securities or participation certificates.

        Purchased Assets -- As defined in Section 2.1.

        Purchase Price -- As defined in Section 3.1.

        Regulations -- (i) Federal, state and local laws, rules and regulations,
(ii) the responsibilities and obligations set forth in any agreement between Seller and an Investor or private mortgage insurer and (iii) the laws, rules, regulations, guidelines, handbooks and other requirements of an Investor, Agency, private mortgage insurer, Public Housing Programs or Investor Programs, with respect to the origination, insuring, purchase, sale, or filing of claims in connection with a Mortgage Loan.

        Schedule -- The disclosure schedules delivered by Sellers to Buyer in connection with the Acquisition.

        Seller -- As defined in the Introduction.

        Servicing Released Loans -- As defined in Section 4.22.

        Single Employer Plan -- Any employee pension benefit plan (as that term is defined in Section 3(2) of ERISA) maintained or contributed to by any entity which would be deemed a "single employer" with Seller under Section 4001 of ERISA.

        State Agency -- Any state agency with authority to regulate the business of Seller, determine the investment requirements with regard to loans originated or purchased by Seller or otherwise participate in or promote mortgage lending.

        Subsidiary -- A company is a Subsidiary of another company if 50% or more of its outstanding voting securities is owned by such other company.

        Taxes -- As defined in Section 4.12(d).

        Tax Return -- As defined in Section 4.12(e).

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        VA -- Veterans Administration.

        VA Loans -- Mortgage Loans which are guaranteed by VA.

        Warehouse Loans -- Mortgage Loans held by Seller for sale and pledged to secure borrowings by Seller.

                                    ARTICLE 2

                           PURCHASE AND SALE OF ASSETS

        2.1    Assets to be Transferred

        Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) Seller shall sell, transfer, convey, assign and deliver to Buyer (or upon Buyer's request, to one or more wholly-owned subsidiaries of Buyer as designated by Buyer), and Buyer shall purchase and accept all of the business, rights, claims and assets (of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent or otherwise, and wherever situated) of Seller, together with all rights and privileges associated with such assets and with the business of Seller, other than the Excluded Assets (as hereinafter defined) (collectively, the "Purchased Assets"). The Purchased Assets shall include, but not be limited to, the following:

               (a) Leased Real Property. All of the leases of real property with respect to real property leased by Seller, including the leases (the "Real Property Leases") described in Schedule 2.1(a) with respect to the real property described thereon (the "Leased Real Property").

               (b) Personal Property. All machinery, equipment, tools, supplies, spare parts, furniture and all other personal property (other than personal property leased pursuant to Personal Property Leases as hereinafter defined) owned, utilized or held for use by Seller on the Closing Date, including, without limitation, the personal property described on Schedule 2.1(b).

               (c) Mortgage Loan Inventory. All of Seller's Mortgage Loans and Warehouse Loans (including loans which have closed but not funded), other than the Mortgage Loans and Warehouse Loans (i) reflected on the Closing Balance Sheet and (ii) funded prior to 1/1/97 even if not on the Closing Balance Sheet (collectively the "Excluded Mortgages"). Mortgage Loans and Warehouse Loans which were funded on or after 1/1/97 shall be the property of Buyer (some of which already have been sold by Seller) and shall be properly adjusted between the parties.

               (d)  Personal  Property  Leases.   All  of  Seller's  rights  and
interests as lessee under all leases of machinery, equipment, vehicles, furniture and other personal property leased by Seller, including all such leases (the "Personal Property Leases") described in Schedule 2.1(d).

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               (e) Trade Rights.  All of Seller's  interest in any Trade Rights.
As used herein, the term "Trade Rights" shall mean and include: (i) all trademark rights, business identifiers, trade dress, service marks, trade names, and brand names, all registrations thereof and applications therefor and all goodwill associated with the foregoing, including Seller's name; (ii) all copyrights, copyright registrations and copyright applications, and all other rights associated with the foregoing and the underlying works of ownership;
(iii) all patents and patent applications and all international proprietary rights associated therewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; (v) all inventions, mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property; and (vi) all claims for infringement or breach of any of the foregoing.

               (f) Contracts. All of Seller's rights in, to and under all contracts, Mortgage Commitments, Investor Commitments, Investor Programs and pending mortgage applications (hereinafter "Contracts") of Seller. To the extent that any Contract for which assignment to Buyer is provided herein is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof.
               (g) Computer Software. All computer source codes, programs and other software of Seller, including all machine readable code, printed listings of code, documentation and related property and information of Seller.

               (h) Literature. All sales literature, promotional literature, catalogs and similar materials of Seller.

               (i) Records and Files.  All records,  files,  invoices,  customer lists, blueprints, specifications, designs, drawings, accounting records, business records, operating data and other data of Seller, provided that Seller shall have reasonable access, and the right to copy, such records for tax and other bona fide purposes at all reasonable times.

               (j) Notes and Accounts Receivable. All notes, drafts and accounts receivable of Seller relating to the Mortgage Loans and Warehouse Loans other than those (i) reflected on the Closing Balance Sheet and (ii) funded prior to 1/1/97, even if not on the Closing Balance Sheet (collectively, the "Excluded Accounts"). Such items funded on or after 1/1/97 shall be the property of the Buyer (some of which have already been sold by Seller) and shall be properly adjusted between the parties.

               (k) Licenses; Permits. All licenses, permits and approvals of Seller, to the extent transferable, including, without limitation, the licenses set forth on Schedule 2.1(k).


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               (l) Corporate Name. The name "Equity  Mortgage" and all rights to use or allow others to use such name and the related goodwill.

               (m) General Intangibles. All prepaid items, all causes of action arising out of occurrences before or after the Closing (other than those related to Excluded Assets), and other intangible rights and assets.

               (n) Trade Secrets. All know-how, research data, business methods and trade secrets.

        2.2    Excluded Assets

        There are no Excluded Assets other than (i) the Excluded Mortgages and the Excluded Accounts, (ii) cash and cash equivalents and the $50,000 due from officer's, reflected on the Closing Balance Sheet and (iii) minor items of tangible personal property listed on Schedule 2.2 and the vehicle driven by Mark Greenberg.

        2.3    Assumption of Liabilities

               (a) Liabilities to be Assumed. As used in this Agreement, the term "Liability" shall mean and include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured. Subject to the terms and conditions of this Agreement on the Closing Date, Buyer shall assume and agree to perform and discharge, (and shall indemnify and hold Seller harmless from) the following, and only the following Liabilities of Seller (collectively the "Assumed Liabilities"):

                      (i) The accounts payable reflected on the Closing Balance Sheet and (ii) the expenses and Liabilities relating to Buyer's operation of the Purchased Assets which accrue following the Effective Time, including costs and expenses arising after the Effective Time (including, but not limited to, regulatory audit fees until Buyer terminates the temporary management agreement with Seller, if any, under
        Section 12.1 hereof) related to Mortgage Loans which have not closed at the Effective Time or to Mortgage Loans and Warehouse Loans which have closed, but not funded at the Effective Time.

                      (ii) Seller's Liabilities arising from and after the Effective Time under and pursuant to the contracts listed in Schedule
        2.3. The Contracts described in subsection 2.3(a)(ii) above are hereinafter collectively described as the "Assumed Contracts."


               (b) Liabilities Not to be Assumed. Except as and to the extent specifically set forth in Section 2.3(a), Buyer is not assuming any Liabilities of Seller and all such Liabilities shall be

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and remain the  responsibility  of Seller.  Notwithstanding  the  provisions  of
Section 2.3(a), Buyer is not agreeing to perform and discharge and Seller shall not be deemed to have transferred to Buyer the following Liabilities of Seller (which list of specific liabilities shall not be deemed to suggest that liabilities not listed are being assumed):

                      (i) Certain Contracts. The Liabilities of Seller under and pursuant to any contracts with Investors for refunds or guarantees related to Mortgage Loans (other than with respect to Mortgage Loans funded on or after 1/1/97) including prepayment refund obligations and refunds to Investors upon default by borrower or prepayment.

                      (ii) Taxes Arising from Transaction. Any taxes applicable to, imposed upon or arising out of the sale or transfer of the Purchased Assets to Buyer and the other transactions contemplated by this Agreement, including but not limited to any income, transfer, sales, use, gross receipts or documentary stamp taxes, provided however, Buyer and Seller shall each pay 1/2 of the sales tax applicable to the Closing of this transaction.

                      (iii) Income and Franchise Taxes. Any Liability of Seller for Federal income taxes and any state or local income, profit or franchise taxes (and any penalties or interest due on account therefor).

                      (iv) Insured Claims. Any Liability of Seller insured against, to the extent such Liability is or will be paid by an insurer.

                      (v) Litigation Matters. Any Liability with respect to any action, suit, proceeding, arbitration, investigation or inquiry, whether civil, criminal or administrative ("Litigation"), whether or not described in Schedule 4.10.

                      (vi) Infringements. Any Liability to a third party for infringement of such third party's Trade Rights.

                      (vii) Transaction  Expenses.  All Liabilities  incurred by
        Seller  in  connection   with  this   Agreement  and  the   transactions
        contemplated therein.

                      (viii) Liability for Breach. Liabilities of Seller for any breach or failure to perform any of Seller's covenants and agreements contained in, or made pursuant to, this Agreement, or, prior to the Closing, any other contract, whether or not assumed hereunder, including breach arising from assignment of contracts hereunder without consent of third parties provided, however, Buyer shall assume the obligations of Seller, and hold Seller harmless in respect of obligation's (other than for Seller's breach) under the Assumed Contracts that accrue after the Effective Date.


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                      (ix)  Liabilities of Affiliates.  Liabilities of Seller to
        its present or former Affiliates.


                      (x) Pre-Effective Date Operating Expenses. Seller's operating expenses (including, without limitation, payroll, rent and utilities) incurred before, or relating to the period prior to, the Effective Date that are not reflected on the Closing Balance Sheet.

                      (xi) Excluded Assets. Any Liabilities of Seller relating to the Excluded Assets.

                                    ARTICLE 3

                                 PURCHASE PRICE

        3.1    Purchase Price

        The purchase price (the "Purchase Price") for the Purchased Assets shall be equal to the sum of the following: (i) the total stockholder's equity of the Seller as of the Effective Time, as shown on the Seller's regularly prepared accrual basis balance sheet to be prepared by Seller's certified public accountants consistent with prior periods, with appropriate adjustment (i.e. reduction), on a book value basis, for any Excluded Assets and plus Liabilities associated with Excluded Assets which were included in arriving at stockholder's equity ("Closing Net Worth"), plus (ii) the sum of $150,000, being the agreed-upon goodwill value associated with Seller's Business plus (iii) the amount of liabilities included in Closing Net Worth.

               (a) The Purchase Price for the Purchased Assets has been estimated by the parties based on the draft balance sheet prepared by Seller's certified public accountants consistent with prior periods (the parties acknowledging that such balance sheet, a copy of which is attached as Schedule 3.1, shows as of the Effective Time, the total stockholder's equity was $871,672). At Closing the Buyer shall assume all of the liabilities included in the Closing Net Worth and shall promptly make payment of same or deliver sufficient monies to Seller in order for Seller to promptly make payment of same (it being acknowledged that Seller may already have paid certain of such liabilities in Seller's ordinary course of business, in which event Buyer shall make appropriate adjustment and payment to Seller with respect to same). Based on the foregoing, the parties agree to allocate the Purchase Price among the Purchased Assets based on their respective book values as reflected on the Closing Balance Sheet, with an additional allocation of the sum of $150,000 for Seller's goodwill.

        In accordance with the foregoing, and with reference to the Closing Balance Sheet, the Closing Net Worth has been estimated by the parties as follows based on the draft balance sheet prepared by Seller's accountant:

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

        CATEGORY                                   AMOUNT/STATUS
        --------                                   -------------
        Cash                                       Excluded Asset
        Interest Receivable                        Excluded Asset
        Prepaid Expenses                           $38,655
        Settlement Funds Advanced                  Excluded Asset
        Due from Employees                         $3,279
        Due from Officers                          Excluded Asset
        Property and Equipment - Net               $53,898
        Deposits                                   $28,552

               Total Assets                        $124,384

        Accounts Payable                           $127,162
        Accrued Expenses                           Excluded Asset
        Short Term Borrowings                      Excluded Asset

               Total Liabilities                   $127,162

        CLOSING NET WORTH                          $(2,778)

        The  Estimated  Payment  described  below has been  computed as follows:
$(2,778) + $150,000= $147,222. In addition, at Closing, Buyer shall assume the accounts payable (as set forth above in the amount of $127,162 for a total estimated Purchase Price of $274,384), and shall make an initial operating adjustment with respect to Mortgage Loans as described in Section 3.2(c) below.

        3.2    Payment of Purchase Price

        The Purchase Price shall be paid by Buyer to Seller as follows:

               (a) Assumption of Liabilities. At the Closing, Buyer shall assume the Liabilities included in Closing Net Worth.

               (b) Payment. At the Closing, Buyer shall deliver immediate available funds equal to the amount of the Estimated Payment.

               (c) Partial Payment on Operating Adjustment. In addition to the Estimated Payment, at Closing Buyer shall pay to Seller (by way of payment against Seller's warehouse loan and/or credit line loan) a reasonable estimate of the monies advanced by Seller following the Effective Time with respect to all Mortgage Loans funded by Seller following the Effective Time and which remain in Seller's portfolio of Mortgage Loans at the time of Closing (all such Mortgage Loans to be and become Buyer's Mortgage Loans based upon the adjustment provisions of this Agreement).

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               (d)    Final Determination of Payment.

                      (i) Within 45 days after the Closing  Date,  Seller  shall deliver to Buyer balance sheets and profit and loss statements of Seller for the year ending December 31, 1996, and for the period from the Effective Time through the Closing Date, (the "Stub Period"), prepared from the books and record of Seller, on a basis consistent with the GAAP theretofore followed by Seller and fairly presenting the financial position of Seller as of December 31, 1996, and as of the Closing Date, and Seller's financial performance during the past year, and during the Stub Period, accompanied by detailed schedules of the Purchased Assets, Excluded Assets and Assumed Liabilities and Seller's Business Pipeline and by (x) Seller's determination of the Closing Date Adjustment and (y) with respect to the 12/31/96 financial statements, a report of Seller's Accountants (1) setting forth the amount of the Purchase Price (as defined above) reflected in the financial statements, (2) stating that (a) the compilation of the balance sheet and financial statements has been made in accordance with statements on standards applicable for accounting and review services and (b) the balance sheets and financial statements have been compiled in accordance with such statements and (3) setting forth the amount of such accountants determination of the Purchase Price. Seller shall also certify to Buyer that the financial statements and schedules are accurate and correct and prepared in accordance with GAAP.

                      (ii) Within 30 days following the delivery of the financial statements and schedules, Buyer or its independent accountants ("Buyer's Accountants") may object to any of the information contained in said financial statements or accompanying schedules which could affect the necessity or amount of any payment by Buyer or Seller pursuant to Section 3.2(e) hereof. Any such objection shall be made in writing and shall state Buyer's determination of the amount of the Purchase Price and Closing Date Adjustment.

                      (iii) In the event of a dispute or  disagreement  relating to the Closing Date Adjustment or the financial statements or schedules which Buyer and Seller are unable to resolve, either party may elect to have all such disputes or disagreements resolved by an Independent Accounting Firm (the "Third Accounting Firm") to be mutually selected by Seller and Buyer or, if no agreement is reached, by Seller's Accountants and Buyer's Accountants. The Third Accounting Firm shall make a resolution of the Closing Date Adjustment or the financial statements of Seller as of the Effective Time and the calculation of the Purchase Price and Closing Date Adjustment, which shall be final and binding for purposes of this Article 3. The Third Accounting Firm shall be instructed to use every reasonable effort to perform its services within 15 days of submission of the financial statement and schedules to it and, in any case, as soon as


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               practicable  after such admission.  The fees and expenses for the services of the Third Accounting Firm shall be shared equally by Buyer and Seller.

                      (iv) The  parties  and their  respective  representatives, shall be granted access during normal business hours, to examine and make copies of, all books and records of Seller, including but not limited to the books, records, schedules, work papers and audit programs of Seller and Seller's Accountants and access to representatives of Seller's Accountants, which documents and access are necessary to review the financial statement and schedules delivered by Buyer in accordance herewith. In addition, Buyer's Accountants shall have the opportunity to observe the taking of the inventory in connection with the preparation of such balance sheet and schedule of loans in process. Seller similarly agrees to permit Buyer's Accountants and their respective representatives, during normal business hours, to have reasonable access to any books and records of Seller which do not constitute Purchased Assets, in order to enable them to prepare such balance sheet.

               (e) Final Payment Adjustment. Once the Purchase Price and Closing Date Adjustment is finally determined pursuant to this Section 3.2, Buyer or Seller, as the case may be, shall pay the amount due the other within three business days.

        3.3    Prorations.

        The cost of all rent (including base rent, common area charges and all other pass-throughs and sums due landlords), utilities, leases and equipment maintenance agreements and all other on-going business expenses directly related to the day-to-day operation of the Business shall be adjusted and apportioned to the Effective Date. With respect to Seller's employees employed by Buyer, accrued sick pay, vacation pay and employee wages and benefits, such wages and benefits shall be pro-rated between Buyer and Seller based upon the number of days in the applicable period(s) before and after the Effective Date. There shall be an adjustment (to be pro-rated based upon the number of days elapsed) for any tangible personal property taxes paid (or to be paid in connection with the Purchased Assets being sold. Sales tax in respect of this transaction shall be shared equally by the parties. In the event that there are any errors in adjustments or inaccurate estimates, the parties agree to correct the same promptly after Closing upon the discovery of the correct information.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller makes the following representations and warranties to Buyer, each of which is true and correct in all material respects on the date hereof, shall be unaffected by any investigations heretofore or hereafter made by Buyer, or any knowledge of Buyer other than as specifically disclosed in the

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Disclosure  Schedule  delivered  to  Buyer  at the  time  of  execution  of this
Agreement, and liability in respect thereof shall survive the Closing of the transactions provided for herein:

        4.1    Organization

               (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with full corporate power and authority to carry on its business as now conducted, to own the properties and assets that it now owns, and to lease the properties and assets that it now leases, and, to the best of Seller's knowledge, is duly licensed and qualified to do business and is in good standing in each state or jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires such licensing or qualification.

               (b) Seller has heretofore delivered to Buyer accurate and complete copies of the articles of incorporation, as amended, and by-laws of Seller, as in effect on the date thereof. Such articles and by-laws are in full force and effect, and have not been subsequently amended, and Seller is not in violation of any of the provisions thereof.

        4.2    Intentionally Omitted.

        4.3    Subsidiaries of the Seller; Nature of Business

        Seller does not own any equity interest, directly or indirectly, in any Subsidiary, except as set forth in Section 4.3 of the Schedule.

        4.4    Authority; No Violation

               (a) Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This
Agreement has been duly and validly executed by Seller and, assuming this Agreement constitutes a valid and binding obligation of Buyer, constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms (subject to applicable bankruptcy insolvency and similar laws affecting creditors' rights generally and to general principles of equity).

               (b) To the best of Seller's knowledge, neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby (assuming Buyer has obtained all necessary licenses, permits and approvals), nor compliance by Seller with any of the terms or provisions hereof, will (i) conflict with or result in a breach of any provision of the articles of incorporation, as amended, or by-laws of Seller,
(ii) violate any statute, code, ordinance, rule, Regulation, judgment, order, writ, decree or injunction applicable to Seller or any of its properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right

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of termination or acceleration  or the creation of any  Encumbrance  upon any of the respective properties or assets of Seller under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed or trust, license, lease, agreement or other instrument, or obligation to which Seller is a party, or by which Seller or any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults which, individually or in the aggregate, would not have a Material Adverse Effect on Buyer or Seller. This Section 4.4(b) is qualified by, and subject to the last sentence of Section 5.2(b).

        4.5    Consents and Approvals

        To the best of Seller's knowledge, except as set forth in Section 4.5 of the Schedule, no consents, permits, authorizations or approvals of, or filings or registrations with, any governmental or regulatory authorities, government sponsored agencies or corporations or other third parties are necessary to be obtained or made by Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

        4.6    Title to Purchased Assets

        Seller has good and marketable title to the Purchased Assets, free and clear of all Encumbrances, contracts, rights, options and assignments whatsoever (except pursuant to this Agreement). The documents selling, assigning, conveying and otherwise transferring from Seller to Buyer the Purchased Assets will grant and transfer to Buyer good and marketable title to the Purchased Assets, free and clear of all Encumbrances, contracts, rights, options and assignments whatsoever, except those created by Buyer and Encumbrances securing the Assumed Liabilities.

        4.7    Financial Statements

        Seller has previously delivered to Buyer copies of (i) the financial statements of Seller (either audited or unaudited, as applicable) for each of the years in the three-year period ended December 31, 1995 (the "Annual Financial Statements"), together with reports on all such financial statements by Seller's independent accountants, and (ii) the unaudited interim financial statements of Seller dated October 31, 1996 (the "Interim Financial Statements") (the Annual Financial Statements and the Interim Financial Statements are collectively referred to herein as the "Financial Statements"). The Annual Financial Statements (i) to the best of Seller's knowledge, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements and (ii) fairly present the financial position of Seller as of the respective dates thereof, the results of its operations and the changes in its financial position for the respective periods covered thereby. The

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Interim  Financial  Statements  have been prepared from the books and records of
Seller and, to the best knowledge of Seller, are in accordance with the requirements of GAAP.

        4.8    Undisclosed Liabilities

        To the best of Seller's knowledge, Seller does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, whether or not required to be shown on a balance sheet prepared in accordance with GAAP (collectively, "Liabilities"), except for (i) liabilities and obligations stated or adequately reserved against on the Balance Sheet dated October 31, 1996, and (ii) obligations to close Non-Conforming Mortgage Loans and Conforming Mortgage Loans for which commitments already have been made and (iii) liabilities incurred in the ordinary cause of business.

        4.9    No Material Adverse Change

        Since October 31, 1996, Seller has not suffered any Material Adverse Effect nor taken any of the actions specified in Section 4.37(a) - (r) except that Seller has reversed into income during 1996 the $57,889 of advances payable reflected on the 12/31/95 balance sheet.

        4.10   Legal Proceedings

        To the best of Seller's knowledge, except as described in Schedule 4.10, neither Seller nor any of Seller's directors or officers is party to any and there are no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending, threatened, against or affecting Seller or any of its respective assets or business or challenging the validity or propriety of the transactions contemplated by this Agreement. Seller is not subject to any order, judgment, injunction, rule or decree which would affect the transaction contemplated hereunder.

        4.11   Material Contracts

        Section 4.11 of the Schedule is a complete and accurate list of the following contracts, agreements, and other written or oral arrangements (or group of related written or oral arrangements) (hereinafter collectively referred to as "arrangements"), to which Seller is a party on the date hereof:

               (a) any arrangement with any employee, agent or independent contractors involved in the origination of mortgage loans for Seller;

               (b) any arrangement (including the lease of real or personal property from or to third parties) providing for lease payments in excess of $5,000 per annum or in excess of $10,000 for the remaining term of the arrangement;


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               (c) any arrangement in which Seller is knowingly participating as a general partner or joint venturer;

               (d) any arrangement which shall survive the Closing (other than recourse servicing) under which Seller has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness for borrowed money (including capitalized lease obligations) involving more than $5,000;

               (e) any arrangement concerning confidentiality or noncompetition;

               (f) any arrangement between Seller or any of its Affiliates;

               (g) any arrangement pursuant to which Seller has promised to pay, or loan any amount to, or sold, transferred or leased any property or assets to or from, any Person in their capacity as an officer, director or other employee of Seller; or

               (h) any arrangement requiring Seller to pay severance or similar payments as a result of the transactions contemplated hereby;

        Seller has delivered to Buyer (and/or Buyer has had an opportunity to review) a correct and complete copy of each written arrangement listed in
Section 4.11 of the Schedule. With respect to each arrangement so listed, to the best of Seller's knowledge: (A) the arrangement is in full force and effect
(unless otherwise noted on Schedule 4.11); (B) Seller is not in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default by Seller, or permit termination, modification, or acceleration against Seller under the arrangement applicable to it; (C) Seller has not repudiated or waived any material provision of any such arrangement; (D) no other party to any such arrangement is in default in any respect thereunder; and (E) no consent is required under any arrangement for Seller to enter into and perform this Agreement and the transactions contemplated herein. With respect to any lease disclosed pursuant to this
Section 4.11, all rents and other amounts currently due thereunder have been paid; no waiver or indulgence or postponement of any obligation thereunder has been granted by any lessor or sublessor; and Seller has not received any notice that it has breached any term, condition or covenant.

        4.12   Taxes

               (a) Seller has (i) duly filed (or there has been duly filed on its behalf) with the appropriate federal, state, local and foreign taxing authorities all Tax Returns required to be filed by or with respect to Seller, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid in full on a timely basis (or there has been paid on its behalf) all Taxes shown to be due on such Tax Returns. The provision for current Taxes on each of the Financial Statements and the Closing Balance Sheet is or will be adequate for the payment of all accrued but unpaid Taxes through the date thereof. Seller shall pay all of its Taxes as and when the same are due.

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               (b) Neither  Seller nor any  Affiliate  thereof has  received any notice of a deficiency or assessment with respect to taxes of Seller from any federal, state, local or foreign taxing authority which has not been fully paid or finally settled; there are no ongoing audits or examinations of any Tax Return which includes Seller and no notice of audit or examination of any such Tax Return has been received; Seller has not given and there has not been given on its behalf a waiver or extension of any statute of limitations relating to the payment of Taxes; and no issue has been raised in writing on audit or in any other proceeding with respect to Taxes of Seller by any federal, state, local or foreign taxing authority which, if resolved against Seller, would have a Material Adverse Effect on Seller.

               (c)    Intentionally Omitted.

               (d) For purposes of this Agreement "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, gains, withholding, ad valorem, social security or other taxes, including any interest, penalties or additions attributable to Taxes.

               (e) For purposes of this Agreement, "Tax Return" shall mean any return, report or information return required to be filed with any taxing authority with respect to Taxes.

               (f) After the Closing, Seller shall bear responsibility for and pay the reasonable costs and expenses relating to the preparation of any Tax Return relating to any period prior to Closing.

        4.13   ERISA

               (a) Section 4.13(a) of the Schedule contains a true and complete list of each employee benefit, compensation or welfare benefit plan, program or agreement maintained or contributed to or required to be contributed to by Seller (the "Plans"). Seller has no formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any employee or terminated employee of Seller.

               (b) With respect to each of the Plans, Seller has heretofore delivered to Buyer true and complete copies of each of the following documents:
(i) each Plan and related trust,  if any,  (including  all amendments  thereto);
(ii) annual report and actuarial report, if required to be filed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the last two (2) years and the latest financial statement, if any, for each such Plan; (iii) the most recent summary plan description, together with each summary of material modifications, required under ERISA; and (iv) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under Section 401 of the Code and which requires a determination of qualification from the IRS.

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               (c) All required  contributions  have been, or will be, made with respect to each Plan on or prior to the Closing Date or will be properly recorded on the Closing Balance Sheet as a liability of Seller.

               (d) To the best of Seller's knowledge, each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code and each of the Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified.

               (e) Except as set forth in Section 4.13(e) of the Schedule, to the best of Seller's knowledge, no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service (other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (C) deferred compensation benefits accrued as liabilities on the books of Seller or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary)).

               (f) There are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

               (g) To the best of Seller's knowledge, the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) (A) entitle any current or former employee of Seller to severance pay, employment compensation or any other payment, benefit or award or (B) accelerate or modify the time of payment or vesting, or increase the amount of any benefit, award or compensation due any such employee.

        4.14   Ownership of Property

        Seller has good and valid title to all Purchased Assets and properties, whether real or personal, tangible or intangible, and all other assets and properties reflected in its balance sheet as of October 31, 1996, or acquired subsequent thereto, subject to no Encumbrances, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) liens and encumbrances on, and rights of redemptions with respect to, foreclosed real estate, and (iv) such Encumbrances that do not in the aggregate materially detract from the value or interfere with the use or operations of the assets and properties subject thereto. Seller as lessee has the right under valid leases to occupy, use, possess and control all property leased by Seller, as presently occupied, used, possessed and controlled by Seller. To the best of Seller's knowledge, the properties and assets owned or leased by Seller are adequate for the conduct of the current business of Seller. Giving effect to the transactions contemplated by this Agreement, to the best of Seller's knowledge, Buyer shall have all assets, personnel and property necessary and proper to conduct Seller's business consistent with historical

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practice,   subject  to  Buyer  securing  appropriate  licenses  and  regulatory approvals to the extent necessary.

        4.15   Environmental Protection

        Seller has not actually received from any source with respect to any property ("Operating Property") that it owns (including as a trustee), leases, or actively participates in the management of, any Environmental Claim to the effect that Seller, or any Operating Property or Loan Property, or any predecessor is not in compliance with all environmental or health laws, rules, Regulations, standards and requirements relating to pollution (including the discharge of materials into the environment or indoors) or protection of the environment, including common law ("Environmental Laws"), nor any requests for information which could result in or help provide a basis for any Environmental Claim, nor, to the best of Seller's knowledge, are there any facts which could reasonably be expected to form the basis of an Environmental Claim against Seller.

        4.16   Brokers and Finders

        Neither Seller, nor any of Seller's officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated hereby, except for legal, accounting and other professional fees payable by Seller in connection with the Acquisition. Seller shall cause all legal, accounting and other professional fees and expenses of Seller related to this transaction to be paid by Seller.

        4.17   Insurance

        To the best of Seller's knowledge, Seller is insured with reputable insurers against such risks and in such amounts normally insured against by companies of the same type and in the same line of business. To the best of Seller's knowledge, all of the insurance policies, binders or bonds maintained by Seller are in full force and effect; Seller is not in default thereunder; all claims thereunder have been filed in due and timely fashion; and all such policies, binders and bonds will remain in full force and effect after the Closing Date unaffected by the transactions contemplated hereby to the extent insurance prepaids are reflected on the Closing Balance Sheet.

        4.18   Mortgage Banking Licenses and Qualifications

        To the best of Seller's knowledge, Seller has all material certifications, authorizations, licenses, permits and other approvals ("Licenses") necessary to conduct its current mortgage banking business, and is in good standing under all applicable federal, state and local laws and regulations thereunder, as a mortgage lender. A complete list of such Licenses is set forth in Schedule 4.18. The parties shall cause, at Buyer's sole expense, all regulatory filings and other actions necessary or desirable in connection with the Acquisition and change in ownership of the Business of Seller.


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        4.19   Intentionally Omitted.

        4.20   Intentionally Omitted.

        4.21   Intentionally Omitted.

        4.22   No Recourse

        Except as set forth in Section 4.22 of the Schedule, Seller is not a party to (A) any agreement or arrangement with (or otherwise obligated to) any Person, including an Investor or insurer, to repurchase from any such Person any Mortgage Loan and mortgaged property serviced for others or any mortgage loan sold by Seller with servicing released ("Servicing Released Loans"), or (B) any agreement, arrangement or understanding to reimburse, indemnify or hold harmless any Person or otherwise assume any liability with respect to any Loss suffered or incurred as a result of any default under or the foreclosure or sale of any such Mortgage Loan or mortgage property or Servicing Released Loans, except insofar as (i) such recourse is based upon breach by Seller of a customary representation, warranty or undertaking or based upon recapture of premium liability, prepayment refund obligations, first payment default obligations, refund to Investors upon default by borrower or prepayment, or (ii) Seller incurs expenses such as legal fees in excess of the reimbursement limits, if any, set forth in the applicable Mortgage Servicing Agreement.

        4.23   Intentionally Omitted.

        4.24   Compliance

        To the best of Seller's knowledge, Seller has been and is (and specifically the documentation, origination, purchase, assumption, modification, sale, servicing of Mortgage Loans (including the maintenance of and transactions with respect to custodial Account) and maintenance of books and records by it has been and is) in compliance with all Regulations, orders, writs, decrees, injunctions and other requirements of any court or governmental authorities applicable to it, its properties and assets or its conduct of business in all material respects. To the best of Seller's knowledge, Seller has not done or failed to do, and has not caused to be done or omitted to be done, any act or omission, the effect of which would operate to invalidate or materially impair
(i) any approvals of the FHA, VA, FNMA, FHLMC, GNMA or HUD, (ii) any FHA insurance or commitment of the FHA to insure, (iii) any VA guarantee or commitment of the VA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, (vii) any flood insurance policy required by the National Flood Insurance Act of 1968, as amended, (viii) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by HUD, GNMA, FNMA, FHA, FHLMC, VA or private mortgage insurers, (ix) any surety or guaranty agreement or (x) any guaranty issued by GNMA to Seller respecting mortgage backed securities issued by Seller and other like guaranties. During the twelve month period preceding the date hereof, no Agency, Investor or private mortgage insurer has (i) claimed that Seller

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has violated or not complied with the  applicable  underwriting  standards  with respect to mortgage loans sold by Seller to such Investor or (ii) imposed restrictions on the activities (including commitment authority) on Seller.

        4.25   Intentionally Omitted.

        4.26   Custodial Accounts

        Seller has full power and authority to maintain escrow accounts ("Custodial Accounts") for certain serviced loans. Such Custodial Accounts comply in all respects with (i) all applicable Regulations (including without limitation Regulations governing the calculation of the amount of the monthly payments for deposit into Custodial Accounts that mortgagors are required to make), and (ii) any terms of the Mortgage Loans (and Mortgage Servicing Agreements) relating thereto. The Custodial Accounts contain the amounts shown in the records of Seller, which amounts represent all monies received or advanced by Seller as required by the applicable Mortgage Servicing Agreements, less amounts remitted by or on behalf of Seller pursuant to applicable Mortgage Servicing Agreements except for checks in process.

        4.27   Accounts Receivable

        All accounts receivable included on the Closing Balance Sheet, including without limitation the amounts that have been advanced by Seller in connection with servicing the Mortgage Loans pursuant to Mortgage Servicing Agreements (such as principal, accrued interest, taxes and insurance premiums) are valid and subsisting amounts owing to Seller, have been acquired in the ordinary course of business and are carried on the books at values determined in accordance with GAAP, and are not, to the best of Seller's knowledge, subject to defenses, setoffs or claims of the mortgagor (other than those already accounted for) arising from acts or omissions of Seller.

        4.28   Data Processing

        Seller has good and valid title or valid license to the data processing software (including documentation, user manuals, upgrades and current releases, etc.), currently used by it, and the data processing system (software and hardware), used to support Seller's mortgage servicing business is operating in the intended manner.

        4.29   Inquiries

        Section 4.29 of the Schedule contains a true and correct list of all of the audits, investigations, complaints and inquiries of Seller by an Agency, HUD, an Investor, or a private mortgage insurer since June 30, 1995, the result of which audits and investigations claimed a material failure to comply with applicable Regulations, resulted in a repurchase of Mortgage Loans by Seller, resulted in indemnification by Seller in connection with the Mortgage Loans, resulted in rescission of an

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insurance or guaranty contract or agreement, or resulted in payment of a penalty to a Agency, HUD, an Investor or a private mortgage insurer, and like adverse findings. Except for customary ongoing quality control reviews, no such audit or investigation (each an "Inquiry") is pending or, to the best of Seller's knowledge, threatened. Seller has made available to Buyer copies of all written reports and materials received in connection with such audits, investigations, complaints and inquiries.

        4.30   Representations

        No breach or violation of any representation, warranty or covenant with respect to any Mortgage Loans, the ownership of which has been transferred by Seller to any Person exists which individually, or collectively, would have a Material Adverse Effect on Seller or any Purchased Assets.

        4.31   Advances

        There are no pooling, participation, servicing or other agreements to which Seller is a party which obligate it to make servicing advances with respect to defaulted or delinquent Mortgage Loans.

        4.32   Pools

        There are no Pools serviced by Seller.

        4.33   Commercial Mortgages

        Seller has no commercial loans on its books currently and Seller has no commitment to make any such loan.

        4.34   No Tax-Sharing Agreements

        Seller is not a party to any tax sharing agreement or similar arrangement.

        4.35   No Intercompany Accounts

        Seller has no intercompany accounts.

        4.36   Seller Employees

        To the best of Seller's knowledge, each employee of Seller will accept Buyer's offer of employment after the Closing Date (to be effective as of the Effective Date). Seller has no agreements, policies, practices or understandings (written or oral) concerning Seller employee bonus programs, employee incentive plans or employee benefit plans except as set forth in Schedule 4.11(a). A complete list of Seller's employees is set forth in Section 4.36 of the Schedule.


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        4.37   Conduct Prior to Closing
Within the four (4) months prior to the Closing Date or on the Closing Date, except as set forth in Section 4.37 of the Schedule, Seller has conducted its business only in the ordinary course, and Seller has not:

               (a) issued, sold or delivered any shares of its capital stock or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock;

               (b) effected  any   recapitalization,   reclassification,   stock
dividend, stock split or like change in capitalization;

               (c) amended its articles of incorporation or by-laws;

               (d) merged or consolidated with, or, except as a result of foreclosure or repossession in the ordinary course of its mortgage banking business, acquired substantially all of the assets of, any other entity;

               (e) sold, transferred, leased or encumbered a material amount of assets (other than Excluded Assets) except in the ordinary course of business;

               (f) materially altered or varied its methods or policies of (i) underwriting, pricing, originating, warehousing, selling and servicing, or buying or selling rights to service, its Mortgage Loans, (ii) hedged (which term includes both buying futures and forward commitments from financial institutions) its mortgage loan positions or commitments, and (iii) obtained financing and credit;

               (g) granted to any director, officer, employee or consultant any material increase in compensation or benefits (other than as may be required under the terms of written agreements in effect on the date hereof and other than normal increases made in the ordinary course of business to officers or employees in accordance with customary past practices and policies);

               (h) granted any severance or termination pay (other than as may be required under the terms of written agreements in effect on the date hereof) to, or entered into or amended any employment or severance agreement with, any person, other than termination pay paid in the ordinary course of business to officers or employees in accordance with customary past practices and policies;

               (i) adopted any new or amended any existing director, officer or employee benefit plans (including, without limitation, profit sharing, bonus, director and officer incentive compensation, retirement, medical, hospitalization, life or other insurance plans, arrangements and commitments) or any trust agreement relating thereto;

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               (j)  incurred  any debt  other  than in the  ordinary  course  of business in amounts consistent with past practice;

               (k) made any change in accounting principles or methods from those currently employed, except as required by GAAP or by applicable regulatory requirements;

               (l) granted any mortgage or security interest in, or made any pledge of, or permitted any lien or encumbrance to be placed on, any of its assets or properties other than in the ordinary course of business consistent with past practice;

               (m) canceled, waived, released or compromised any material debt or claim, other than upon payment in full;

               (n) failed to maintain in full force and effect all existing insurance policies and fidelity bonds;

               (o) To the best of Seller's knowledge, taken any action, or failed to take any action, that would result in a material breach or violation of the representations and warranties of Seller contained in this Agreement or caused any condition to the transactions contemplated hereby not to be satisfied;

               (p) accelerated, terminated, modified or canceled any material contract, lease, or license to which Seller is a party;

               (q)  entered  into  any   employment  or  collective   bargaining
agreement,   or  modified  any  existing  employment  or  collective  bargaining agreement; and

               (r) agreed to do any of the  foregoing  included  in (a)  through
(q).

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer makes the following representations and warranties to Seller, each of which is true and correct on the date hereof, shall remain true and correct in all material respects to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by Seller or any notice to Seller, and liability in respect thereof shall survive the closing of the transactions provided for herein.





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        5.1    Organization

        Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Buyer has the corporate power and authority to own or lease all of its properties and to carry on its business as it is now being conducted and is duly licensed and qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such licensing or qualification.

        5.2    Authority; No Violation

               (a) Buyer has full  corporate  power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof and no other corporate proceedings on the part of Buyer are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement constitutes a valid and binding agreement of Seller, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.)

               (b) Neither the execution and delivery of this Agreement nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the terms or provisions hereof, will (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of Buyer, (ii) subject to making or obtaining the consents, permits, authorizations, approvals, filings and registrations set forth in Section 5.2 of the Buyer Schedule, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its properties or assets, or (iii) subject to obtaining or making the con sents, permits, authorizations, approvals, filings and registrations set forth in
Section 5.2 of the Buyer Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any Encumbrance upon any of the properties or assets of Buyer under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party, or by which its properties or assets may be bound or affected except for such violations, conflicts, breaches or defaults which either individually or in the aggregate would not have a Material Adverse Effect on Buyer. Notwithstanding the foregoing, the representations and warranties in this subsection (b) shall not relate to or cover any consents, approvals, filings or registrations, if any, arising from the regulated nature of Seller or made applicable to Buyer by virtue of Seller or Buyer's acquisition of the Purchased Assets and business of Seller or such regulations governing Seller and the mortgage banking industry as a result of Buyer's purchase of the Purchased Assets.

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        5.3    Brokers and Finders

        Neither Buyer nor any of its officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated hereby, except for legal, accounting and other professional fees payable in connection with the Acquisition.

        5.4    Buyer's Review of Seller's Schedules

        Buyer acknowledges that it has reviewed the Seller's schedules attached to this Agreement, it has had an opportunity to review the books and records of Seller and it has had an opportunity to ask questions and receive answers concerning all aspects of the Business. The Buyer is satisfied with the form and format of the Seller's schedules and accepts the matters accurately disclosed therein; provided that this representation shall not constitute a release or waiver of Buyer's claims and causes of action arising from material misstatements, errors and omissions contained in Buyer's schedules.

        5.5    Consents.

        To the best of Buyer's knowledge, no consents, permits, authorizations or approvals of, or filings or registrations with, any governmental or regulatory authorities, government sponsored agencies or corporations or other third parties are necessary to be obtained or made by Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

        5.6    Legal Proceedings.

        Buyer is not a party to any, and to the best of Buyer's knowledge, there are no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending, nor to the best knowledge of Buyer, threatened, challenging the validity of propriety of the transactions contemplated by this Agreement. Buyer is not subject to any order, judgement, injunction, rule or decree which would affect the transaction contemplated hereunder.

        5.7    Buyer's Knowledge of Industry.

        Buyer represents, warrants and acknowledges that it and its representative(s) have been provided with full and complete access to all of the books and records of the Seller and have been provided with access and/or copies of the Seller's Lease Agreements, all other contracts with major suppliers of services, and any and all other documents, instruments and reports which they have requested and that are listed in the schedules of this Agreement. Further, Buyer (and/or its predecessor entity) acknowledges that it has been involved in the mortgage banking and brokerage business for a number of years and that it has familiarity with all aspects of the industry and with the various transactions engaged in by businesses operating in that industry, such as Seller. Further,

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Buyer  acknowledges  that Seller has made no representation or warranty to Buyer whatsoever in connection with the future profitability of the Business, nor has Seller made any representation or warranty as to Buyer's ability to retain the existing customers or referral sources of Seller after Closing.


                                    ARTICLE 6

                                    COVENANTS

        6.1    Filings and Consent

               (a) Promptly following the execution and delivery hereof, the parties shall, obtain or file all consents (including Agency and Investor consents), approvals, permits, authorizations, notices, and registrations (collectively, "filings and consent solicitations") necessary to consummate the assignment to Buyer of the Purchased Assets and business of Seller. The parties shall cooperate in obtaining or making the necessary filings and consent solicitations. The parties will use their reasonable efforts to cause the filings and consent solicitations to be made as soon as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

               (b) Seller and Buyer shall promptly furnish each other with copies of written communications received by Seller or Buyer, as the case may be, or delivered by any of them, of any governmental body, Agency, Investor or private mortgage insurer in respect of the transactions contemplated hereby.

        6.2    Press Releases

        Seller and Buyer shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to the Agreement or the transactions contemplated hereby; provided, however, prior to the consummation of the Acquisition, no party hereto shall make any public announcement or disclosure with respect to the transactions contemplated hereby without the prior approval of the other parties, except where disclosure is required by law. The parties anticipate issuing a press release relating to the acquisition upon execution of this Agreement. All press releases are at Buyer's expenses.

        6.3    Intentionally Omitted.


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        6.4    Marketing of Competing Products

        Seller acknowledges that Buyer markets products that directly compete with Seller's products.

        6.5    Leases

        Following the execution of this Agreement, the parties agree to use their best reasonable efforts to obtain Landlord approval to lease assignments from Seller to Buyer with respect to all office leases of Seller (the "Lease Agreements"). Buyer agrees to indemnify and hold Seller (and all guarantors, if any) harmless from all liability accruing after the Effective Time under all Lease Agreements and the parties shall use their best efforts to have Seller (and all guarantors, if any) released from all Lease Agreements.

                                           ARTICLE 7

                                  FURTHER COVENANTS OF SELLER

        Seller covenants and agrees as follows:

        7.1 Access to  Information  and Records.  During the period prior to the
Closing:

               (a) Seller shall, and shall cause its officers, employees, agents, independent accountants and advisors to, furnish to Buyer, its officers, employees, agents, independent accountants and advisors, at reasonable times and at Seller's place of business, all information in their possession concerning Seller as may be reasonably requested, and give such persons access to all of the properties, books, records, contracts and other documents of or pertaining to Seller that Seller or its officers, employees, agents, independent accountants or advisors shall have in their custody.

               (b) With the prior consent of Seller in each instance (which consent shall not be unreasonably withheld), Buyer and its officers, employees, agents, independent accountants and advisors, shall have access to vendors, customers, and others having business dealings with Seller for the purpose of performing Buyer's due diligence investigation.

        7.2    Intentionally Omitted.

        7.3 Conduct of Business Pending the Closing. From the date hereof until the Closing, except as otherwise approved in writing in advance by the Buyer (which approval shall not be unreasonably withheld):


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               (a) No Changes.  Seller will carry on its business diligently and in the same manner as heretofore and will not make or institute any changes in its methods of purchase, sale, management, accounting or operation.

               (b) Maintain Organization. Seller will take such action as may be necessary to maintain, preserve, renew and keep in favor and effect the existence, rights and franchises of Seller and will use its reasonable best efforts to preserve the business organization of Seller intact, to keep available to Buyer the present employees, and to preserve for Buyer its present relationships with suppliers and customers and others having business relationships with Seller.

               (c) No Breach. Seller will not knowingly do or omit any act, or knowingly permit any omission to act, which may cause a breach of any material contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by Seller herein, or which would have required disclosure on Schedule 4.37 had it occurred after October 31, 1996 and prior to the date of this Agreement.

               (d) No Material Contracts. No contract or commitment will be entered into, and no purchase of raw materials or supplies and no sale of goods or services (real, personal, or mixed, tangible or intangible) will be made, by or on behalf of Seller, except contracts, commitments, purchases or sales which are in the ordinary course of business and consistent with past practice, are not material to the Seller (individually or in the aggregate) and would not have been required to be disclosed in the Disclosure Schedule had they been in existence on the date of this Agreement.

               (e) No Corporate Changes. Seller shall not amend its Articles of Incorporation or By-laws or make any changes in authorized or issued capital stock.

               (f) Maintenance of Insurance. Seller shall maintain all of the insurance in effect as of the date hereof.

               (g) Maintenance of Property. Seller shall use, operate, maintain and repair all property of Seller in a normal business manner.

               (h) Interim Financials. Seller will provide Buyer with interim monthly financial statements and other management reports as and when they are available.

               (i) No Negotiations. Seller will not directly or indirectly (through a representative or otherwise) solicit or furnish any information to any prospective buyer, commence, or conduct presently ongoing, negotiations with any other party or enter into any agreement with any other party concerning the sale of Seller, Seller's assets or business or any substantial part thereof (other than Excluded Assets) or any equity securities of Seller (an "acquisition

                                       30



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




        proposal"), and Seller shall immediately advise Buyer of the receipt of any acquisition proposal.

        7.4 Change of Corporate Name. Concurrently with the Closing (or at such time as all Licenses have been obtained) , Seller shall change its corporate name to a new name bearing no resemblance to its present name so as to permit the use of its present name by Buyer.

        7.5 Consents. The parties will use their best reasonable efforts prior to Closing to obtain all consents necessary for the consummation of the transactions contemplated hereby.

        7.6 Other Action. The parties shall use their best reasonable efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the parties' obligations to consummate the transactions contemplated in this Agreement.

        7.7 Disclosure. Seller shall have a continuing obligation to promptly notify Buyer in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule, but no such disclosure shall cure any breach of any representation or warranty which is inaccurate.

                                    ARTICLE 8

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

        Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction (or waiver by Buyer) prior to or at the Closing of each of the following conditions:

        8.1 Representations and Warranties True on the Closing Date. Each of the representations and warranties made by Seller in this Agreement, and the statements contained in the Disclosure Schedule or in any instrument, list, certificate or writing delivered by Seller pursuant to this Agreement, shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer.

        8.2 Compliance With Agreement. Seller shall have in all material respects performed and complied with all of its agreements and obligations under this Agreement which are to be performed or complied with by Seller prior to or on the Closing Date, including the delivery of the closing documents specified in Section 10.1.

        8.3 Absence of Litigation. No litigation shall have been commenced or threatened, and no investigation by any Government Entity shall have been commenced, against Buyer, Seller or any of

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the  affiliates,  officers  or  directors  of any of them,  with  respect to the transactions contemplated hereby.

        8.4 Consents and Approvals. All approvals, consents and waivers that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Buyer prior to the Closing. Notwithstanding the foregoing, receipt of the consent of any third party to the assignment of a Contract which is not (and is not required to be) disclosed in the Disclosure Schedule shall not be a condition to Buyer's obligation to close, provided that the aggregate of all such Contracts does not represent a material portion of Seller's sales or expenditures. After the Closing, Seller will continue to use its reasonable best effects to obtain any such consents or approvals. This is also a Closing condition for Seller.

        8.5 Volume of Non Conforming Business. Seller's Volume of Non Conforming Business must have been (i) at least $2,600,000 in gross loan proceeds advanced per month on average, for the period 7/1/96 through 10/31/96 and (ii) not materially less than $2,600,000 in gross loan proceeds advanced per month, on average, for each of the last two months of 1996.


                                    ARTICLE 9

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

        Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following conditions:

        9.1 Representations and Warranties True on the Closing Date. Each of the representations and warranties made by Buyer in this Agreement, and the statements contained in any instrument, certificate or writing delivered by Buyer pursuant to this Agreement, shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

        9.2 Compliance With Agreement. Buyer shall have in all material respects performed and complied with all of Buyer's agreements and obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the Closing Date, including the delivery of the closing documents.

        9.3 Absence of Litigation. No litigation shall have been commenced or threatened, and no investigation by any Government Entity shall have been commenced, against Buyer, Seller or any of the affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby; provided that the obligations of Seller shall not be affected unless there is a reasonable

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likelihood that as a result of such action,  suit,  proceeding or  investigation
Seller will be unable to retain substantially all the consideration to which it is entitled under this Agreement.

        9.4  Employment  Agreement.  Buyer shall have entered into an employment
agreement  (the   "Employment   Agreement")  with  Mark  Greenberg  on  mutually
satisfactory terms.

        9.5 Sale of Excluded Mortgages. Buyer shall have purchased, pursuant to the agreement referred to in Section 16.13, all Excluded Mortgages offered for sale by Seller and that qualify for purchase by Buyer (using Buyer's ordinary standards for loan purchases) and any related liability of Seller to warehouse lenders in respect of such mortgages purchased by Buyer shall be assumed and paid by Buyer.


                                   ARTICLE 10

                                     CLOSING

        Subject to the satisfaction or waiver of the closing conditions set forth in this Agreement, the closing of this transaction ("the Closing") shall take place at the principal office of Seller, at 11:00 A.M. on a date mutually acceptable to Buyer and Seller, or at such other place as the parties hereto shall agree upon. Such date is referred to in this Agreement as the "Closing Date". Regardless of the Closing Date, the transaction shall be deemed to have occurred for all purposes as of the Effective Time and the parties shall cooperate to treat the transaction as having occurred as of the Effective Time, making appropriate adjustments for all receipts, disbursements, liabilities and expenses from and after the Effective Time in order to place the parties in the position as if the Closing actually occurred at the Effective Time.

        10.1 Documents to be Delivered by Seller. At the Closing, Seller shall deliver to Buyer the following documents, in each case duly executed or otherwise in proper form:

               (a) Bills of Sale. Bills of sale and such other instruments of assignment, transfer, conveyance and endorsement as will be sufficient in the reasonable opinion of Buyer and its counsel to transfer, assign, convey and deliver to Buyer the Purchased Assets as contemplated hereby.

               (b) Compliance Certificate. A certificate signed by the chief executive officer of Seller that, to the best of his knowledge, each of the representations and warranties made by Seller in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer), and that, to the best of his knowledge,

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        Seller has performed and complied with all of Seller's obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

               (c) Opinion of Counsel. A written opinion of counsel to Seller, dated as of the Closing Date, addressed to Buyer, substantially in the form of Exhibit 10.1(c) hereto.

               (d)    Intentionally Omitted.

               (e) Certified Resolutions. A certified copy of the resolutions of the Board of Directors and the shareholders of Seller authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

               (f) Real Estate Leases. The Real Estate Lease Assignment and Assumption Agreement duly executed by Seller (also to be executed by Buyer).

               (g) Other Documents. All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request.

        10.2 Documents to be Delivered by Buyer. At the Closing, Buyer shall deliver to Seller the following documents, in each case duly executed or otherwise in proper form:

               (a) Assumption of Liabilities. Such undertakings and instruments of assumption as will be reasonably sufficient in the opinion of Seller and its counsel to evidence the assumption of Assumed Liabilities as provided for in Article 2.

               (b) Compliance Certificate. A certificate signed by the chief executive officer of Buyer that the representations and warranties made by Buyer in this Agreement are true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Seller), and that Buyer has performed and complied with all of Buyer's obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

               (c) Opinion of Counsel. A written opinion of counsel to Buyer, dated as of the Closing Date, addressed to Seller, substantially in the form of Exhibit 10.2(c) hereto.

               (d) Certified Resolutions. A certified copy of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.


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               (e) Other Documents. All other documents, instruments or writings required to be delivered to Seller at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Seller may reasonably request.


                                          ARTICLE 11

                                          TERMINATION

        11.1 Right of Termination Without Breach. This Agreement may be terminated without further liability of any party at any time prior to the
Closing:

               (a)  by mutual written agreement of Buyer and Seller, or

               (b) by either if the Closing shall not have occurred on or before February 15, 1997, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.

        11.2  Termination for Breach.

               (a) Termination by Buyer. If (i) there has been a material violation or breach by Seller of any of its agreements, representations or warranties contained in this Agreement which has not been waived in writing by Buyer, or (ii) Seller shall have attempted to terminate this Agreement under this Article 11 or otherwise without grounds to do so, then Buyer may, by written notice to Seller at any time prior to the Closing that such violation, breach, or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in
        Section 11.2(c) hereof.

               (b) Termination by Seller. If (i) there has been a material violation or breach by Buyer of any of its agreements, representations or warranties contained in this Agreement which has not been waived in writing by Seller, or (ii) Buyer shall have attempted to terminate this Agreement under this Article 11 or otherwise without grounds to do so, then Seller may, by written notice to Buyer at any time prior to the Closing that such violation, breach, or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in
        Section 11.2(c) hereof.

               (c) Effect of Termination. Termination of this Agreement pursuant to this Section 11.2 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements or other provisions of this Agreement prior to termination hereof. In such event, the non-breaching party, following written notice of any breach and the failure to make cure thereof within fifteen (15) calendar days following

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        such notice (such notice specifically setting forth the nature and facts of the alleged breach), shall be entitled to pursue an action for its actual monetary damages or grounded in specific performance, and no other remedy (including, but not limited to, an action for incidental or consequential damages for lost profits, lost sales or any other incidental or consequential loss) shall be available to either party.

                                   ARTICLE 12

                          SELLER'S AND BUYER'S LICENSES

        12.1 Buyer's Temporary Operation of Seller's Business Pending License Transfer

               (a) The parties acknowledge that Buyer (which term for purposes of this Section 12.5 shall include Buyer's Affiliates) may require, but not yet have, all Licenses necessary to conduct the mortgage banking business and mortgage brokering business being acquired from Seller. The parties have been coordinating regarding Buyer's efforts to obtain all necessary licenses but in certain situations, it is not practical for Buyer to obtain requisite licenses prior to Closing. Buyer covenants to use reasonable good faith efforts to secure all appropriate Licenses as soon as possible.

               (b) After the Effective Date and until the earlier of (i) Buyer obtaining all Licenses necessary or appropriate for Buyer's operation of the mortgage banking and mortgage brokering business consistent with Seller's past practices or (ii) the close of business on June 30, 1997, Buyer shall be permitted to operate, manage and supervise Seller's mortgage banking business in the name of Seller, and to thereby take advantage of Seller's Licenses, to the extent that Buyer has not yet secured its own Licenses to conduct such business. Buyer shall pay all costs and expenses relating to, or arising out of, Buyer's management of Seller's business, including without limitation, providing or facilitating the credit facilities necessary to fund such business. Unless otherwise required by law, all personnel involved in Buyer's temporary operation of Seller's business shall be on Buyer's payroll. Seller shall pay Buyer a management fee equal to all profits which Seller would otherwise earn from Buyer's temporary operation of Seller's business and Buyer shall reimburse Seller for any loss from such temporary operation of Seller's business. Buyer's temporary operation of Seller's business shall result in Seller making no profit or loss from such temporary operation, except as otherwise required by law. Seller shall cooperate with Buyer to facilitate Buyer's temporary operation of Seller's business. Seller may impose such conditions and restrictions upon Buyer's temporary operation of Seller's business as Seller shall consider appropriate, acting reasonably and in good faith, and provided that Seller and shareholders shall not seek to profit directly or indirectly from the imposition of such conditions and restrictions. Buyer shall indemnify and hold Seller harmless from and against all liability, cost and expense incurred by Seller as the result of Buyer's utilization of Seller's License or otherwise conducting any business in the name of Seller in accordance herewith.


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                                   ARTICLE 13

                                 INDEMNIFICATION

        13.1   Indemnification

               (a) From and after the Closing Date, Seller shall indemnify and hold harmless, Buyer and each of its Affiliates from and against any and all Losses which any of them may suffer, incur or sustain arising out of or attributable to (whether or not arising out of third party claims) (i) any breach of any covenant, representation or warranty made by Seller pursuant to this Agreement, and (ii) any claim or liability (other than payment of benefits in the ordinary course), tax, penalty asserted, legal action or administrative proceeding resulting from or arising in connection with any Plan or Single Employer Plan that was accrued or incurred prior to the Closing Date.

               (b) From and after the Closing Date, Buyer shall indemnify and hold harmless Seller from and against any and all Losses which Seller may suffer, incur or sustain arising out of or attributable to (whether or not arising out of third party claims) the Assumed Liabilities and/or any breach of any covenant, representation, warranty or agreement made by Buyer pursuant to this Agreement and/or relating to the operation of the Business by Buyer after the Effective Date (other than breaches or failure by Seller).

               (c) From and after the Closing Date, Seller shall indemnify and hold Buyer and its affiliates harmless against, and agree to pay, any and all expenses, costs or losses relating to the Seller or the operation of the Business prior to the Effective Time (except for such expenses that were included in the liabilities on the Closing Balance Sheet for which the parties have made an adjustment in arriving at the Purchase Price).

               (d) If any third party makes a claim for which a party seeking indemnification under this Section 13.1 ("Indemnified Party") seeks indemnity from the indemnifying party ("Indemnitor"), the Indemnified Party shall as soon as practicable notify Indemnitor of the details of the claim ("Claim Notice").

               After receiving a Claim Notice, Indemnitor may elect, by written notice to the Indemnified Party, to assume the defense of such claim by using counsel selected by Indemnitor, acting reasonably. If Indemnitor assumes such defense and admits that the claim is subject to the Indemnitor's indemnity obligations, then (i) the claim shall be deemed to be a claim indemnified by the Indemnitor; (ii) the Indemnified Party may, at its election, participate in the defense of the claim, but Indemnitor will have no obligation to pay for any defense costs including attorneys' fees of the Indemnified Party after Indemnitor assumes the defense of the claim; and (iii) Indemnitor will have the right, without cost to Indemnified Party, to compromise and settle the claim on any basis believed reasonable, in good faith, by Indemnitor, and Indemnified Party shall be bound thereby, provided that

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Indemnitor can reasonably  demonstrate the financial  resources to perform under the terms of the proposed Settlement.

               After receiving a Claim Notice, if Indemnitor either does not assume the defense thereof, or does so under a reservation of rights without admitting that the claim is subject to the Indemnitor's indemnity obligations, then: (i) the claim shall not be deemed to be a claim indemnified by the Indemnitor and neither party shall have waived any rights to assert that the claim is or is not properly a claim subject to the Indemnitor's indemnity obligations; (ii) both Indemnitor and Indemnified Party may, at their individual election, participate in the defense of such claim but Indemnitor will remain responsible for the costs of defense, including reasonable attorneys' fees of the Indemnified Party should the claim ultimately be determine to be subject to Indemnitor's indemnity obligation; and (iii) the Indemnified Party shall have the right to compromise and settle the claim on any basis believed reasonable, in good faith, by the Indemnified Party, and the Indemnitor will be bound thereby should the claim ultimately be determined to be subject to Indemnitor's indemnity obligation.

               (e) For purposes of this Article 13, Losses shall be limited to actual monetary damages, costs and expenses and shall not include incidental or consequential damages for lost profits, lost sales or any other incidential or consequential loss.


                                   ARTICLE 14

                             POST-CLOSING COVENANTS

        14.1   Personnel Matters

        After the Closing Date, each employee of Seller that is employed by Buyer shall be employed as of the Effective Date (with appropriate adjustments for all salaries and benefits paid by Seller following the Effective Time) on terms that are comparable to the employment terms, compensation and benefits provided by Seller immediately prior to the Closing (other than Mark Greenberg who shall be employed under the terms of the Employment Agreement).

        14.2   Cooperation

        Seller shall encourage Seller employees to accept employment with Buyer.

        14.3   Guaranties

        Within forty-five (45) days following the Closing Date, Buyer shall exercise its reasonable best efforts to cause the release of all guaranties and collateral provided by Seller with respect to Assumed Liabilities.

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                                   ARTICLE 15

                                   AMENDMENTS

        15.1   Amendment, Extension and Waiver

        Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, Seller and Buyer may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE 16

                                  MISCELLANEOUS

        16.1   Survival

        The representations and warranties set forth herein shall survive the Closing.

        16.2   Expenses

        Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel other than as provided in Section 3.2(d)(iii).

        16.3   Entire Agreement

        This Agreement, including the documents, schedules and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter.

        16.4   Parties in Interest

        The Agreement shall be binding upon and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that nothing in this

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Agreement,  expressed or implied, is intended to confer upon any other person or
entity,  any  rights,  remedies,   obligations  or  liabilities  of  any  nature
whatsoever under or by reason of this Agreement.

        16.5   Assignment

        No party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other parties provided, however, Buyer may assign its rights and obligations (with Buyer remaining primarily liable to Seller) hereunder to any one or more of its Affiliates (whether existing on the date hereof or hereafter created).

        16.6   Notices

        All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested), or by overnight courier, cable, telegram or telex addressed as follows:

               (a)    If to Seller to:

                      Mark J. Greenberg
                      Equity Mortgage Co., Inc.
                      7920 McDonogh Road, Suite 204
                      Owings Mills, Maryland 21117
                      Facsimile: (410) 581-2295

                      Copy to:

                      Michael J. Kandel, Esquire
                      Kandel, Klitenic & Chernow
                      6 Park Center Court, Suite 100
                      Owings Mills, Maryland 21117
                      Facsimile: (410) 581-1404

               (b)    If to Buyer to:

                      Mr. George Nicholas
                      Industry Mortgage Company
                      3450 Buschwood Park Drive, Suite 250
                      Tampa, FL  33618
                      Facsimile:  (813) 935-0227


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                      Copy to:

                      Mitchell W. Legler, Esquire
                      Mitchell W. Legler, P.A.
                      One Independent Drive, Suite 3104
                      Jacksonville, FL 32202
                      Facsimile: (904) 791-9333

        16.7   Captions

        The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

        16.8   Counterparts

        This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement. Executed counterparts which are transmitted by facsimile are intended to be binding and enforceable.

        16.9   Governing Law

        This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the principles of conflict of laws thereof.

        16.10  No Third Party Beneficiaries

        There are no third party beneficiaries and no third party shall have any rights or remedies under this Agreement.

        16.11  Ambiguity

        It is acknowledged that this Agreement is the product of negotiation between the parties hereto, and the fact that counsel to a particular party prepared the draft(s) or final form of this Agreement shall not be relevant in the construction or interpretation of this Agreement should any provision or portion of this Agreement be deemed to be ambiguous.

        16.12  Number and Gender

        Unless the context otherwise requires, whenever used in this Agreement, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter and feminine gender, and vice versa.

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        16.13  Prior Mortgage Sale Obligation; Dissolution of EMLP

        Effective as of the Closing Date, the Seller and Equity Mortgage Limited Partnership, a Maryland limited partnership whose partnership interests are directly or indirectly owned by the stockholders of Seller ("EMLP"), automatically shall be fully released by Buyer and Buyer's Affiliates from their contractual obligation to sell to Buyer and/or Buyer's Affiliates any dollar amount of Mortgage Loans. Buyer acknowledges that Seller and EMLP have fully satisfied all obligations to sell a certain dollar amount of Mortgage Loans to Buyer and/or Buyer's Affiliates with respect to all prior periods. In addition to the foregoing, Buyer acknowledges that EMLP, being the registered owner of certain restricted securities of Buyer, desire to liquidate and dissolve. Buyer agrees to use its best reasonable efforts to acknowledge such dissolution and to cause to be issued to the partners of EMLP, based upon their pro-rata percentages of ownership in EMLP, restricted securities of Buyer (in the aggregate in like number and character and subject to identical restrictions), in exchange for the restricted securities of Buyer currently held by EMLP.


        IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year first above written.

                                    EQUITY MORTGAGE CO., INC.

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------
                                    IMC MORTGAGE COMPANY, INC.

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------





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